Computer Automation Systems, Inc.
Calculation of Weighted Average Shares
December 31, 1998

CASI as accounting acquirer

                          Outstanding      Weighted        Weighted
                  Days    Shares           Factor          Average
                  (A)     (B)              (C)=(A)x(B)     Total(C)/Total(A)

 2/13/98

 7/28/98          165         1,000              165,000

12/31/98          156     8,000,000        1,248,000,000
                  ---                      -------------

                321                        1,248,000,000   3,888,364